Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Ameris Bancorp on Form S-8 (File No. 333-131244) and on Form S-3 (File Numbers 333-156367 and 333-180820) of our report dated May 4, 2012 with respect to the statement of assets acquired and liabilities assumed of Ameris Bancorp as of February 24, 2012 included in this Current Report on Form 8-K/A.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

June 1, 2012